AGREEMENT dated as of June 24, 2005, between Axonyx Inc., a Nevada corporation (the “Company”), and Marvin S. Hausman, M.D. (“MH”).

In consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

1. Chairman of the Board. The parties agree that MH may continue in his capacity as Chairman of the Board of Directors of the Company (“Chairman”) through and until but not beyond September 14, 2005 and shall continue during that period to receive his current level of compensation and benefits. Notwithstanding the foregoing, prior to such date either MH may resign as Chairman or the Board of Directors may remove MH as Chairman, each acting in his or its sole discretion. At such time that MH ceases to be Chairman, all compensation and benefits will terminate, except as otherwise provided herein. MH’s resignation or removal as Chairman will not affect his right to continue serving as a director of the Company.

2. Consultancy. Once MH is no longer Chairman, the Company shall retain MH as a consultant, and MH hereby agrees to accept such retention by the Company, upon the terms and conditions hereinafter set forth. MH shall perform all such services as an independent contractor to the Company and not as an employee, agent or representative of the Company.

3. Term. The retention of MH hereunder shall be for a period commencing on the date he ceases to be Chairman (the “Commencement Date”) and ending on the first anniversary thereof or such earlier date provided in this Section 3. This Agreement shall automatically terminate prior to such date upon the first to occur of (i) the death of MH, (ii) the date MH no longer serves as a director of the Company, (iii) the resignation by MH following the delivery by him to the Company of ten days’ advance written notice of such resignation or (iv) termination by the Company following the delivery to MH of 60 days’ advance written notice from the Company’s Board of Directors of its intention to terminate the Agreement. The period commencing on the Commencement Date and ending on the date of termination of MH’s retention hereunder shall be called the “Term”.

4. Duties. During the Term, MH shall advise the Company concerning matters of potential acquisitions (including both companies as well as products/compounds), investor relations and capital formation and corporate finance. For each such matter, MH will initiate his advisory services only after being requested to do so by the Chief Executive Officer of the Company. At the outset of each project, the Chief Executive Officer will define its scope and timing. MH shall report directly to, and shall reasonably update, the Chief Executive Officer or his designee on the status of each project, and shall reasonably coordinate his efforts with members of management and other consultants to the Company.

5. Time to be Devoted to Services. During the Term, MH shall not be required to devote any specified amount of time to the provisions of services hereunder and shall only be required to devote such reasonable amount of time to the business of the Company as MH shall reasonably determine to be necessary to fulfill his duties hereunder.

6. Compensation. During the Term, the Company shall pay to MH a consulting fee of $20,000 per month, payable in arrears.

7. Business Expenses: Benefits. During the Term, the Company shall reimburse MH, in accordance with its practice from time to time, for all pre-approved reasonable and necessary expenses and other disbursements incurred by MH for or on behalf of the Company in the performance of MH’s duties hereunder. MH shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company.

During the Term, the Company shall have no obligation to provide any benefits to Consultant, including without limitation, any health, life or disability benefits.

8. Corporate Opportunities.

(a) MH acknowledges that by virtue of his efforts as a consultant hereunder to the Company and as a director, he may become aware of confidential information relating to the Company’s business opportunities and potential acquisitions of companies and or technologies/compounds, and that he will not, during the Term and for a period of 6 months thereafter (the “Restricted Period”), directly or indirectly use any such confidential information for his own benefit or for the benefit of any third person other than the Company or its affiliates or enter into or negotiate a transaction with any person that was the subject of the Company’s business opportunity or potential acquisition without the prior written approval of the Company or following an express decision by the Company’s Chief Executive Officer or Board of Directors not to pursue the specific business opportunity or potential acquisition. The foregoing limitation shall not apply to MH after the end of the Restricted Period, except that if MH resigns pursuant to clause (iii) of Section 3 above, the Restricted Period shall end on the later of 6 months after his termination or the first anniversary of the Commencement Date. The restrictions set forth in this Section 8 are in addition to any of Consultant’s fiduciary obligations to the Company by virtue of his being a director of the Company.

(b) Notwithstanding the foregoing, the Company acknowledges that MH may pursue his own independent business interests and activities during the Restricted Period, including those relating to life sciences and medical technologies. MH is under no obligation hereunder to identify specific potential business opportunities or acquisitions for the Company, unless he is specifically requested to do so by the Company, or to refrain from pursuing any business opportunities or potential transactions, unless they are brought to his attention by the Company. Once MH informs the Company of a potential opportunity during the Term, however, he may not independently pursue that opportunity during the Restricted Period without the prior written approval of the Company or following an express decision by the Company’s Chief Executive Officer or Board of Directors not to pursue the specific business opportunity or potential acquisition.

(c) MH agrees that this Section 8 may be enforced by the Company by injunction, or other equitable relief, without prejudice to any other rights and remedies that the Company may have under this Agreement and without the posting of any bond.

9. Stock Options. During the Term, MH will be deemed to be an employee of the Company for the sole purpose of his existing stock options.

10. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to:

Axonyx Inc.

500 Seventh Avenue, 10th Floor

New York, NY 10018

Attention: Chief Executive Officer

Fax: 212-989-1745

if to MH, to:

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Marvin S. Hausman, M.D.

16031 SW Pleasant Hill Road

Sherwood, OR 97140

Fax: 503-625-7346

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received in the case of personal delivery, on the date of such delivery, in the case of nationally-recognized overnight courier, on the next business day after the date when sent, in the case of telecopy transmission, when received, and in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

11. Binding Agreement; Benefit. Subject to Section 16, the provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

12. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of laws).

13. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

14. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by and agreement in writing signed by the parties.

15. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16. Assignment. This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries.

17. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

18. Gender. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

AXONYX INC.

By:
Name:
Title:

Marvin S. Hausman, M.D.

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